Exhibit 99.2
                              CLOSING AGREEMENT

This Agreement (the "Closing Agreement") is entered into as of October 31, 1997 among CACI International Inc, a Delaware corporation ("CACI"), CACI, Inc., a Delaware corporation and a wholly-owned subsidiary of CACI ("CASub"), and Infonet Services Corporation, a Delaware corporation ("Infonet").

                                  RECITALS

WHEREAS, pursuant to an Acquisition Agreement of even date herewith (the "Acquisition Agreement") among CACI, CASub and Government Systems, Inc., a Delaware corporation ("GSI"), CACI is acquiring certain assets and assuming certain liabilities of GSI;

WHEREAS, GSI is a wholly owned subsidiary of Infonet; and

WHEREAS, it is a condition to the obligations of CACI and CASub under the Acquisition Agreement that CACI, CASub and Infonet enter into this Closing Agreement.

                                  AGREEMENT

NOW, THEREFORE, in consideration of the above premises, the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt of which is hereby acknowledged, CACI, CASub and Infonet agree as follows:

1. Performance of Obligations. Infonet shall cause GSI fully and faithfully to perform each and all of GSI' s covenants contained in the Acquisition Agreement.

2. Non-Competition Agreement. For a period of three years after the Closing Date, neither Infonet nor any of its Subsidiaries, without CACI's prior written consent, shall participate, directly or indirectly, as owner, stockholder, manager, partner, agent, consultant, representative or otherwise in assisting any business, firm or corporation in the provision of Competing Services. For purposes of this Section 2, "Competing Services" shall mean
(i)
contesting or seeking to overturn any of the Assigned Contracts and (ii) providing network configuration management, network optimization, simulation and modeling or technology insertion analysis services to any system integrator which is competing against CACI for a CACI Desired Contract.
"CACI
Desired Contract" shall mean a contract or assignment from any branch or agency of the United States or any state or local government in the United States for which CACI shall have notified Infonet in advance CACI intends to compete and for which CACI actually is in competition. Notwithstanding the foregoing, the provisions of this Section 2 shall not bind in any way any stockholder of Infonet and shall not limit Infonet in the sale of its standard commercial products or services in any way.

3. Executive Retention. CACI has entered into agreements with certain persons who were employees of GSI immediately before the Closing, providing for their employment after the closing by CACI, CASub, or one or more other subsidiaries of CACI, and further providing for certain payments to the employees as additional compensation for remaining in CACI's employ for specified periods after the Closing. In order to fund CACI's obligation to make those additional payments, Infonet shall cause GSI to pay to CACI at Closing the sum of One Million One Hundred Thousand Dollars ($1,100,000) (the "Payment") by wire transfer of immediately available funds to an account specified by CACI. This payment obligation shall be Infonet's and GSI's sole responsibility to CACI in connection with such employees. In the event that CACI terminates any such employee for "cause", as that term is defined in the employment agreement between CACI and such employee, CACI hereby agrees to repay to Infonet any portion (or all, if applicable) of the Payment allocable to that employee which has not been actually paid to such employee pursuant to such agreements. CACI shall make such repayment to Infonet by wire transfer of immediately available funds within ten days after the effective date of the employee's termination.

4. Intellectual Property. Infonet is concurrently granting to CACI intellectual property rights as set forth in the "Assignment of Intellectual Property" and the "Assignment of Third-Party Intellectual Property" delivered in connection with the Closing.

5. Use of Names. For a period of 180 days following after the Closing Date, CACI and CASub shall be permitted to use the names "Infonet Services Corporation" and "Government Systems, Inc." or variations thereof solely for the purpose of identifying themselves as the acquirors of GSI's business.

6. Assignment of Infonet contracts. The parties agree that the business of GSI being acquired by CACI includes the contracts identified in Schedule A attached hereto, as to which Infonet is the contracting party. Infonet has assigned those contracts to CASub in the manner provided in the Acquisition Agreement with respect to GSI contracts; and Infonet hereby undertakes to pursue Government approval of assignment or novation of those contracts in the manner and to the extent provided in the Acquisition Agreement with respect to
GSI contracts.

7. Indemnification. Subject to the limitations set forth in this Closing Agreement, Infonet shall indemnify and hold harmless CACI and CASub and their respective successors by merger or other operation of law (the "Successors"), directors and officers from and against all losses, liabilities, claims, damages, costs or expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and disbursements) suffered, incurred or paid:

      a. that would not have been suffered, incurred or paid if all the representations, warranties, covenants and agreements of GSI in the Acquisition Agreement or in any other instrument or document described in
Section 5.2 of the Acquisition Agreement had been (with respect to representatio ns and warranties) true and had been (with respect to covenants and agreements) fully performed and fulfilled;

      b.   under the Worker Adjustment and Retraining Notification Act of
1988
("WARN") or similar law as the result of any "plant closing" or "mass layoff," within the meaning of WARN, that occurs at or prior to Closing;

      c. as a result of any Action arising out of or relating to the conduct of the business of GSI before or after the Closing or any liability or obligation, or alleged liability, of GSI not specifically assumed by CACI under this Closing Agreement; and

      d. as a result of any Action which arises out of or relates to the failure of GSI to pay, promptly and when due, any tax, fee or other charge which shall become due or shall have accrued on account of the use, acquisition or ownership of GSI of any of the Assets or any tax, fee or other charge GSI is obligated to pay, or to reimburse CACI or CASub for, hereunder on account of any sale of the Assets or the transactions contemplated hereby.

Notwithstanding anything herein to the contrary, if Infonet and/or GSI shall be required to indemnify CACI, CASub or any of their Subsidiaries or any of their respective directors, officers or Successors with respect to the same item of damage and amount, the satisfaction of such indemnity to one of them by either Infonet or GSI shall discharge Infonet's obligations to the other to the extent of the amount paid.

8. Conditions. The obligations and liabilities of Infonet to a person or entity seeking indemnification (an "Indemnified Party") under this Closing Agreement with respect to claims resulting from the assertion of liability by third parties shall be subject to the following conditions:

      a. The Indemnified Party shall give written notice to Infonet of the nature of the assertion of liability by a third party and the amount thereof promptly after the Indemnified Party learns of such assertion. The Indemnified Party also shall give written notice to Infonet of any assertion of liability made by it against GSI and shall provide Infonet with a copy of such assertion. The foregoing notwithstanding, failure of an Indemnified Party to comply with its obligations under this Section 8 shall affect its right to indemnity only to the extent Infonet demonstrates actual damage caused by such failure.

      b. If any Action is brought by a third party against an Indemnified Party, the Action shall be defended by Infonet and such defense shall include all appeals or reviews which counsel for Infonet shall deem appropriate. Until Infonet shall have assumed the defense of any such Action, or if the Indemnified Party shall have reasonably concluded that there are likely to be defenses available to the Indemnified Party that are different from or in addition to those available to Infonet (in which case Infonet shall not be entitled to assume the defense of such Action), all legal or other expenses reasonably incurred by the Indemnified Party shall be borne by Infonet and shall be repaid to Infonet by the Indemnified Party if it is finally determined that Infonet was not liable or responsible for the claim underlying the Action.

      c.   In any Action initiated by a third party and defended by Infonet,
(i) the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, (ii) Infonet shall keep the Indemnified Party fully informed as to the status of such Action at all stages thereof, whether or not the Indemnified Party is represented by its own counsel, (iii) the Indemnified Party shall make available to Infonet, and its attorneys and accountants, all books and records of the Indemnified Party relating to such Action, and (iv) the parties shall render to each other such assistance (including, without limitation, as contemplated by Section 4.6 of the Acquisition Agreement) as may be reasonably required for the proper and adequate defense of such Action.

      d. In any Action initiated by a third party and defended by Infonet, Infonet shall not make any settlement of any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business.

9. Claims. If a claim is to be made by a party pursuant to Section 7 or 8 hereunder against Infonet, the claiming party shall give written notice (a "Claim Notice") to Infonet as soon as practicable after the claiming party becomes aware of any fact, condition or event which may give rise to a claim for which indemnification may be sought under this Closing Agreement. Each Indemnified Party shall use its reasonable commercial efforts not to assert duplicative claims against Infonet and GSI and to keep each of Infonet and GSI fully informed about claims made by such Indemnified Party against the other (and the progress and resolution of such claims).

10. Limitation of Liability. Notwithstanding anything herein to the contrary, Infonet shall not be liable to CACI or CASub in connection with this
Closing Agreement or the transactions contemplated by the Acquisition Agreement for any indemnification or other form of obligation (i) unless (A) the claim is ripe, (B) the Claim Notice delivered in connection with such claim describes an actual occurrence giving rise to such claim and (C) the Claim Notice is received by the party from which indemnification is sought on or before June 30, 2000 and (ii) unless and until the aggregate amount of liability for any reason exceeds $25,000 (provided that thereafter Infonet shall make indemnification thereunder for the aggregate amount of such liability, including, without limitation, such $25,000). The total amount of Infonet's and GSI's obligation to indemnify or otherwise pay CACI, CASub or any other person or entity for any reason in connection with this Closing Agreement or the transactions contemplated by the Acquisition Agreement shall not exceed, in aggregate, the Purchase Price. CACI hereby agrees immediately to reimburse Infonet upon Infonet's demand if and when CACI, CASub, or any other Indemnified Party receives indemnification or payment in excess of the Purchase Price from Infonet and GSI pursuant to his Closing Agreement and/or the Acquisition Agreement.

11. Representations and Warranties of Infonet. Infonet is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Infonet has the full corporate power to execute, deliver, and perform this Closing Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Closing Agreement have been duly and validly authorized by the Board of Directors of Infonet, and no other corporate proceedings on the part of Infonet remain necessary to authorize the execution, delivery and performance of this Closing Agreement. This Closing Agreement has been duly executed and delivered by Infonet and is the legal, valid and binding obligation of Infonet, enforceable against Infonet in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting generally the enforcement of creditors' rights and except to the extent that courts may award money damages rather than specific performance of contractual provisions.

12. Miscellaneous. Capitalized terms used, but not defined, herein shall have the respective meanings ascribed to such terms in the Acquisition Agreement
 . All notices and other communications hereunder shall be in writing and shall be given in the manner set forth in Section 6.6 of the Acquisition Agreement. This Closing Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Closing Agreement. This Closing Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

                                   INFONET SERVICES CORPORATION

                                   By            /s/
                                     --------------------------
                                     Name:
                                     Title:

                                   CACI INTERNATIONAL INC

                                   By            /s/
                                     --------------------------
                                     Name:
                                     Title:

                                   CACI, INC.

                                   By            /s/
                                     --------------------------
                                     Name:
                                     Title: